Exhibit 10.2

BANK PLAN OF MERGER

THIS BANK PLAN OF MERGER (“Plan of Merger”) dated as of March 4, 2010, is by and between GRAYSTONE TOWER BANK, a Pennsylvania bank and trust company (“Graystone Bank”), and FIRST NATIONAL BANK OF CHESTER COUNTY, a national banking association (“FNB”).

BACKGROUND

1.                                       Graystone Bank is a Pennsylvania bank and trust company and a wholly-owned subsidiary of Tower Bancorp, Inc., a Pennsylvania corporation (“Tower”).  The authorized capital stock of Graystone Bank consists of 5,000,000 shares of common stock, par value $1.00 per share (“Graystone Bank Common Stock”), of which at the date hereof 1,760,000 shares are issued and outstanding.

2.                                       FNB is a national banking association and a wholly-owned subsidiary of First Chester County Corporation (“First Chester”).  The authorized capital stock of FNB consists of 30,000 shares of common stock, par value $20.00 per share (“FNB Common Stock”), of which at the date hereof 30,000 shares are issued and outstanding.

3.                                       The respective Boards of Directors of Graystone Bank and FNB deem the merger of FNB with and into Graystone Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective stockholders.

4.                                       The respective Boards of Directors of Graystone Bank and FNB have adopted resolutions approving this Plan of Merger.  The respective Boards of Directors of Tower and First Chester have adopted resolutions approving an Agreement and Plan of Merger dated as of December 27, 2009, as subsequently amended on March 4, 2010 (the “Agreement”), between Tower and First Chester, providing for the merger of First Chester with and into Tower (the “Parent Merger”) and pursuant to which this Bank Plan of Merger is being executed by Graystone Bank and FNB.

AGREEMENT

In consideration of the premises and of the mutual covenants and agreements herein contained, Graystone Bank and FNB, intending to be legally bound hereby, agree:

ARTICLE I

MERGER; BUSINESS

1.1                                 Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the Commonwealth of Pennsylvania, on the Effective Date (as that term is defined in Article V hereof):  FNB shall merge with and into Graystone Bank; the separate existence of FNB shall cease; and Graystone Bank shall be the surviving bank under the name and title “Graystone Tower Bank” (such transaction referred to herein as the “Bank Merger”

and Graystone Bank, as the surviving bank in the Bank Merger, referred to herein as the “Surviving Bank”).

1.2                                 Business.  The business of the Surviving Bank shall be conducted at the main office of Graystone Bank, and shall be located at 100 Granite Run Drive, Lancaster, Pennsylvania 17601, and its legally established branches, which shall include the main office and all of the branch offices of FNB.

ARTICLE II

ARTICLES OF INCORPORATION AND BY-LAWS

On and after the Effective Date of the Bank Merger, the articles of incorporation and by-laws of Graystone Bank shall continue to be the articles of incorporation and bylaws of the Surviving Bank.

ARTICLE III

BOARD OF DIRECTORS AND OFFICERS

3.1                                 Board of Directors.  On and after the Effective Date of the Bank Merger, the directors of Graystone Bank immediately prior to the Effective Date shall continue to be the directors of Graystone Bank as the Surviving Bank in the Bank Merger, provided that on the Effective Date the number of directors serving on the board of directors of Graystone Bank shall be increased by three (3) directors and three (3) of the current directors of FNB who are not added to the Tower board in connection with the Parent Merger, as selected by the board of directors of FNB with the approval of the Graystone Bank board of directors and subject to the conditions to board membership in the bylaws of Graystone Bank and other criteria contained in Tower’s Corporate Governance Guidelines and applicable law and regulation, shall be added to the board of directors of Graystone Bank.

3.2                                 Officers.  On and after the Effective Date of the Bank Merger, the officers of Graystone Bank duly elected and holding office immediately prior to such Effective Date shall be the officers of Graystone Bank, as the Surviving Bank in the Bank Merger.

ARTICLE IV

CONVERSION OF SHARES

4.1                                 Stock of Graystone Bank.  Each share of Graystone Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

4.2                                 Stock of FNB.  Each share of FNB Common Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be canceled and no cash, stock or other property shall be delivered in exchange therefore.

ARTICLE V

EFFECTIVE DATE OF THE MERGER

The Merger shall be effective on the date on which articles of merger executed by FNB and Graystone Bank are filed with and endorsed by the Pennsylvania Department of Banking, unless a later date is specified in such articles of merger (the “Effective Date”).

ARTICLE VI

EFFECT OF THE MERGER

On the Effective Date:  The separate existence of FNB shall cease; the principal and branch offices of FNB shall become authorized branch offices of the Surviving Bank; and all of the property (real, personal and mixed), rights, powers, duties and obligations of Graystone Bank and FNB shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

ARTICLE VII

CONDITIONS PRECEDENT

The obligations of Graystone Bank and FNB to effect the Merger shall be subject to (i) the approval of this Plan of Merger by First Chester and Tower in their capacities as the sole shareholder of FNB and Graystone Bank, respectively, (ii) receipt of the required approval of the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, and any other applicable regulatory authority, (iii) receipt of any necessary approval to operate the main office of FNB and the branch offices of FNB as offices of the Surviving Bank, and (iv) the completion of the transactions contemplated by the Agreement on or before the Effective Date.

ARTICLE VIII

TERMINATION

This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

ARTICLE IX

AMENDMENT

Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

ARTICLE X

MISCELLANEOUS

10.1                           Extensions; Waivers.  Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the obligations of the other party contained in this Plan of Merger.

10.2                           Notices.  Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Agreement.

10.3                           Captions.  The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

10.4                           Counterparts.  For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

10.5                           Governing Law.  This Plan of Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of laws principles thereof.

[signature page follows]

IN WITNESS WHEREOF, each party has caused this Plan of Merger to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized officers, all as of the day and year first written above.

ATTEST:	GRAYSTONE TOWER BANK

/s/ Carl Lundblad	By:	/s/ Andrew S. Samuel
Secretary		Andrew S. Samuel
Chairman, President & CEO

(SEAL)

ATTEST:	FIRST NATIONAL BANK OF CHESTER COUNTY

/s/ John B. Waldron	By:	/s/ John A. Featherman, III
Secretary		John A. Featherman, III
Chairman, President & CEO

(SEAL)